FOR MORE INFORMATION Jonathan Freedman 212.778.8913
For Immediate Release
NEW YORK — Jefferies Financial Group Inc. (NYSE: JEF)
June 24, 2026
Jefferies Announces Second Quarter 2026 Financial Results
Quarterly Record Combined Investment Banking Advisory and Underwriting Net Revenues,
as well as Quarterly Record Equities Net Revenues

Q2 Financial Highlights

$ in thousands, except per share amounts	Quarter End		Year-to-Date
	2Q26	2Q25	2026	2025
Net earnings attributable to common shareholders	$226,234	$88,017	$382,161	$215,955
Diluted earnings per voting common share	$1.02	$0.40	$1.70	$0.97
Return on adjusted tangible shareholders' equity[1]	12.8%	5.5%	12.2%	6.9%
Total net revenues	$2,206,451	$1,634,447	$4,223,581	$3,227,466
Investment banking net revenues	$1,206,820	$766,307	$2,224,113	$1,466,999
Capital markets net revenues	$799,292	$704,155	$1,578,048	$1,402,439
Asset management net revenues	$187,718	$154,621	$407,980	$346,336
Pre-tax earnings	$315,549	$134,901	$527,765	$285,966
Book value per common share	$51.95	$49.96	$51.95	$49.96
Adjusted tangible book value per fully diluted share[3]	$34.55	$32.84	$34.55	$32.84
Quarterly Cash Dividend and Stock Buyback Activity
The Jefferies Board of Directors declared a quarterly cash dividend equal to $0.40 per Jefferies common share, payable on August 28, 2026 to record holders of Jefferies common shares on August 18, 2026.
During the quarter, we repurchased 4.0 million shares of common stock for $197 million, or an average price of $49.83 per share. Our Board of Directors has increased our share buyback authorization back to a total of $250 million.
Management Comments
"Our strong second quarter net revenues of $2.21 billion, net earnings attributable to common shareholders of $226 million, diluted earnings per voting common share of $1.02 and return on adjusted tangible shareholders' equity of 12.8% reflect the momentum and market position we have been building at Jefferies.
"The continued acceleration in our core businesses during the second quarter drove record first half net revenues in Advisory, total Investment Banking, Equities, total Capital Markets and combined Investment Banking and Capital Markets. We expect to build further on this momentum in coming periods.
“Investment Banking net revenues were $1.21 billion, up 57% from the prior year quarter. Growth was driven by continued market share gains and a growing addressable market in our Advisory and Equity Underwriting businesses and represent a balanced performance, as no single outsized fee drove our results. We continue to make progress in building our corporate M&A business, while staying focused on our historical areas of strength in sponsor-led activity and had very strong performance during the quarter with corporates particularly in the healthcare, industrials and energy sectors. The new issue market remains resilient. We continue to be optimistic about the second half of 2026, given the strength of our current backlog and new business bookings.
"Capital Markets net revenues were $799 million, up 14% from the prior year quarter. Equities delivered record net revenues of $601 million, up 14% from the prior year quarter. Our continued growth in Equities is being driven by market share gains in cash and electronic trading in EMEA, Asia and the Americas, as well as growth in prime services where we have become an increasingly important strategic partner to some of the most significant, well diversified, hedge funds in the world. While the growth of client-related prime brokerage balances has added to our overall balance sheet size, it has added a layer of high quality, consistent revenues that supports a more durable earnings profile. Additionally, our equity derivatives business continues to expand in sync with our investment banking business, and has allowed Jefferies to support some of our corporate clients' most important transactions with strategic derivative solutions. The shape and scale of growth in our Equities business is translating to higher overall equities operating margins after we invested the past few years in infrastructure to support meaningfully larger global volumes. Fixed Income net revenues were $199 million, up 12%, from the prior year quarter, reflecting strong performance in our distressed, municipal and emerging markets businesses.

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"Asset management fees and investment return revenues were $46 million, down 35% compared to the prior year quarter due to weaker performance across several fund strategies, as well as the impact of our strategy to reposition the business by reducing capital allocated to certain funds in line with the announcement we made last fall when we disclosed our intent to acquire 50% of Hildene. In the short term, this has resulted in modestly lower investment return until we close our investment in Hildene, which we are targeting to complete in our third quarter, and should be immediately accretive to results."
Richard Handler, CEO, and Brian Friedman, President

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Financial Summary (Unaudited)

$ in thousands	Three Months Ended			Six Months Ended
	May 31, 2026	February 28, 2026	May 31, 2025	May 31, 2026	May 31, 2025
Net revenues by source:
Advisory	$674,118	$527,128	$457,860	$1,201,246	$855,640
Equity underwriting	370,691	305,969	122,366	676,660	250,886
Debt underwriting	160,186	181,858	205,363	342,044	404,725
Other investment banking	1,825	2,338	(19,282)	4,163	(44,252)
Total Investment Banking	1,206,820	1,017,293	766,307	2,224,113	1,466,999
Equities	600,751	558,488	526,244	1,159,239	935,302
Fixed income	198,541	220,268	177,911	418,809	467,137
Total Capital Markets	799,292	778,756	704,155	1,578,048	1,402,439
Total Investment Banking and Capital Markets Net revenues[5]	2,006,112	1,796,049	1,470,462	3,802,161	2,869,438
Asset management fees and revenues[6]	15,169	69,910	20,766	85,079	109,396
Investment return	31,037	88,992	50,404	120,029	44,770
Allocated net interest[4]	(22,935)	(22,238)	(19,144)	(45,173)	(36,365)
Other investments, inclusive of net interest	164,447	83,598	102,595	248,045	228,535
Total Asset Management Net revenues	187,718	220,262	154,621	407,980	346,336
Other	12,621	819	9,364	13,440	11,692
Total Net revenues by source	$2,206,451	$2,017,130	$1,634,447	$4,223,581	$3,227,466

Non-interest expenses:
Compensation and benefits	$1,188,245	$1,085,890	$854,839	$2,274,135	$1,695,966
Compensation ratio[13]	53.9%	53.8%	52.3%	53.8%	52.5%
Non-compensation expenses	$702,657	$719,024	$644,707	$1,421,681	$1,245,534
Non-compensation ratio[13]	31.8%	35.6%	39.4%	33.7%	38.6%
Total Non-interest expenses	$1,890,902	$1,804,914	$1,499,546	$3,695,816	$2,941,500

Net earnings before income taxes	$315,549	$212,216	$134,901	$527,765	$285,966
Income tax expense	$65,571	$52,870	$43,506	$118,441	$57,722
Income tax rate	20.8%	24.9%	32.3%	22.4%	20.2%
Net earnings	$249,978	$159,346	$91,395	$409,324	$228,244
Net losses attributable to noncontrolling interests	(5,440)	(15,858)	(7,668)	(21,298)	(14,651)
Preferred stock dividends	29,184	19,504	11,046	48,461	26,940
Net earnings attributable to common shareholders	$226,234	$155,700	$88,017	$382,161	$215,955

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Results Discussion

Three Months Ended May 31, 2026 Versus May 31, 2025	Six Months Ended May 31, 2026 Versus May 31, 2025
•Net earnings attributable to common shareholders of $226 million.
•Diluted earnings per voting common share of $1.02.
•Return on adjusted tangible shareholders' equity[1] of 12.8%.
•Repurchased 4.0 million shares of common stock for $197 million, at an average price of $49.83 per share, including 2.5 million shares of common stock in the open market for $121 million and 1.5 million shares of common stock for $76 million in connection with net-share settlements related to our equity compensation plans.
•We had 194.1 million voting common shares outstanding and 252.0 million common shares outstanding on a fully diluted basis[2] at May 31, 2026. Our book value per common share was $51.95 and adjusted tangible book value per fully diluted share[3] was $34.55.
•Effective tax rate of 20.8% compared to 32.3% for the prior year quarter. The lower rate was primarily from investment tax credits and lower state and local taxes.

•Net earnings attributable to common shareholders of $382 million.
•Diluted earnings per voting common share of $1.70.
•Return on adjusted tangible shareholders' equity[1] of 12.2%.
•Repurchased 7.0 million shares of common stock for $372 million, at an average price of $53.42 per share, including 5.0 million shares of common stock in the open market for $265 million and 2.0 million shares of common stock for $107 million in connection with net-share settlements related to our equity compensation plans.
•Effective tax rate of 22.4% compared to 20.2% for the prior year period. The lower rate last year was primarily driven by the partial resolution of certain state and local tax matters in the prior year period.

Investment Banking and Capital Markets	Investment Banking and Capital Markets
•Investment Banking net revenues from combined Advisory and Underwriting totaling $1.20 billion reflect our best quarterly results ever and were 53% higher than the prior year quarter.
•Advisory net revenues of $674 million reflect our best quarter on record and were 47% higher than the prior year quarter, driven by market share gains and increased deal volumes.
•Underwriting net revenues of $531 million were 62% higher than the prior year quarter, primarily driven by market share gains and increased activity in Equity underwriting across most sectors. Debt underwriting remained solid but decreased compared to the prior year quarter primarily due to lower deal values and lower origination of asset-backed securities.
•Capital Markets net revenues of $799 million were 14% higher compared to the prior year quarter.
•Equities net revenues increased 14%, marking our strongest quarter on record, primarily due to higher global trading volumes driving stronger results across most of our businesses, particularly within cash and electronic trading. Additionally, prime services continues to expand.
•Fixed Income net revenues increased 12% from the prior year quarter, primarily driven by strong performance in our distressed, municipal securities and emerging markets businesses.

•Investment Banking net revenues from Advisory and Underwriting totaling $2.22 billion reflect our best first-half year results ever and were 47% higher than the prior year period.
•Advisory net revenues of $1.20 billion reflect our best first-half year results ever and were 40% higher than the prior year period, driven by market share gains and increased overall market opportunity.
•Underwriting net revenues of $1.02 billion were 55% higher than the prior year period, primarily driven by market share gains and increased activity in Equity underwriting across several sectors and is reflective of a stronger issuance market. Debt underwriting remained strong but decreased compared to the prior year period primarily due to lower deal values.
•Capital Markets net revenues of $1.58 billion reflect our best first-half year results ever and were 13% higher compared to the prior year period.
•Equities net revenues increased 24%, marking our highest first-half year results on record, primarily due to higher global trading volumes driving stronger results across most of our businesses, particularly within cash and electronic trading. Additionally, prime services continues to expand. Our equity options, convertibles, and corporate derivatives businesses also produced strong results.
•Fixed Income net revenues decreased 10% from the prior year period and current year results include a mark-to-market loss associated with Market Financial Solutions.

Asset Management	Asset Management
•Asset Management fees and revenues and investment return of $46 million were lower than the prior year quarter.
•Asset management fees and revenues decreased from the prior year quarter, as a result of lower management fees from funds and accounts managed by us, primarily Point Bonita, as well as funds and accounts managed by our strategic affiliates.
•Investment return decreased from the prior year quarter, as strong performance from strategies with a long equity bias was offset by lower performance across other fund strategies and the impact of reduced capital allocated to certain funds based on our strategy to reposition the business.

•Asset Management fees and revenues and investment return of $205 million were meaningfully higher than the prior year period.
•Asset management fees and revenues were lower compared to the prior year period, as a result of higher performance fees from funds and accounts managed by our strategic affiliates, offset by lower performance fees largely associated with Point Bonita.
•Investment return increased significantly from the prior year period due to improved performance across several fund strategies, particularly those with a long-equity bias.

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Non-interest Expenses	Non-interest Expenses
•Compensation and benefits expense as a percentage of Net revenues was 54%, compared to 52% for the prior year quarter.
•Non-compensation expenses were higher primarily due to increased brokerage and clearing fees associated with increased equities trading volumes, and increased technology and communication expenses. Non-compensation expenses as a percentage of Net revenues decreased to 32%, compared to 39% for the prior year quarter.

•Compensation and benefits expense as a percentage of Net revenues was 54%, compared to 53% for the prior year period.
•Non-compensation expenses were higher primarily due to increased brokerage and clearing fees associated with increased equities trading volumes, and increased technology and communication and business development expenses. In addition, other expenses were higher primarily due to the write-down of goodwill associated with the expected sale of Tessellis. Non-compensation expenses as a percentage of Net revenues decreased to 34%, compared to 39% for the prior year period.

* * * *
Amounts herein pertaining to May 31, 2026 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission (“SEC”). More information on our results of operations for the three and six months ended May 31, 2026 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC, which we expect to file on or about July 9, 2026.
This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current views and include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” "would," or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements may also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC. We undertake no obligation to update or revise any such forward-looking statement to reflect subsequent circumstances.
Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

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Consolidated Statements of Earnings (Unaudited)

$ in thousands, except per share amounts	Three Months Ended May 31,		Six Months Ended May 31,
	2026	2025	2026	2025
Revenues
Investment banking	$1,209,625	$789,269	$2,227,909	$1,518,779
Principal transactions	488,666	338,507	976,164	745,737
Commissions and other fees	400,614	353,233	768,218	641,533
Asset management fees and revenues	9,788	20,076	77,150	105,484
Interest	853,962	878,025	1,667,081	1,723,196
Other	155,542	115,205	272,940	232,450
Total revenues	3,118,197	2,494,315	5,989,462	4,967,179
Interest expense	911,746	859,868	1,765,881	1,739,713
Net revenues	2,206,451	1,634,447	4,223,581	3,227,466
Non-interest expenses
Compensation and benefits	1,188,245	854,839	2,274,135	1,695,966
Brokerage and clearing fees	147,446	129,745	280,578	239,181
Underwriting costs	26,858	14,525	58,241	32,371
Technology and communications	162,860	146,198	322,718	285,673
Occupancy and equipment rental	34,499	30,711	68,359	60,910
Business development	89,108	80,070	164,530	152,361
Professional services	98,707	77,768	175,651	150,234
Depreciation and amortization	47,328	52,253	104,193	83,241
Cost of sales	31,253	42,961	61,173	84,529
Other expenses	64,598	70,476	186,238	157,034
Total non-interest expenses	1,890,902	1,499,546	3,695,816	2,941,500
Earnings before income taxes	315,549	134,901	527,765	285,966
Income tax expense	65,571	43,506	118,441	57,722
Net earnings	249,978	91,395	409,324	228,244
Net losses attributable to noncontrolling interests	(5,440)	(7,668)	(21,298)	(14,651)
Preferred stock dividends	29,184	11,046	48,461	26,940
Net earnings attributable to common shareholders	$226,234	$88,017	$382,161	$215,955

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Financial Data and Metrics (Unaudited)

	Three Months Ended			Six Months Ended
	May 31, 2026	February 28, 2026	May 31, 2025	May 31, 2026	May 31, 2025
Other Data:
Number of trading days	63	61	63	124	124
Number of trading loss days[7]	0	1	13	1	17
Average VaR (in millions)[8]	$10.31	$9.78	$11.89	$10.05	$12.50

In millions, except other data	May 31, 2026	February 28, 2026	May 31, 2025
Financial position:
Total assets	$79,540	$74,380	$67,285
Cash and cash equivalents	14,315	11,963	11,260
Financial instruments owned	28,038	28,079	25,570
Level 3 financial instruments owned[9]	839	849	763
Goodwill and intangible assets, net[14]	1,974	1,979	2,060
Total equity	10,607	10,662	10,382
Total shareholders' equity	10,567	10,611	10,305
Tangible shareholders' equity[10]	8,593	8,632	8,245
Other data and financial ratios:
Leverage ratio[11]	7.5	7.0	6.5
Tangible gross leverage ratio[12]	9.0	8.4	7.9
Number of employees at period end	7,371	7,596	7,671
Number of employees excluding Tessellis and Stratos at period end	6,236	6,221	5,949

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Non-GAAP Reconciliations
The following tables reconcile our non-GAAP financial measures to their respective U.S. GAAP financial measures. Management believes such non-GAAP financial measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.
Return on Adjusted Tangible Equity Reconciliation

$ in thousands	Three Months Ended May 31,		Six Months Ended May 31,
	2026	2025	2026	2025
Net earnings attributable to common shareholders (GAAP)	$226,234	$88,017	$382,161	$215,955
Intangible amortization and impairment expense, net of tax[15]	1,682	5,824	48,170	13,093
Adjusted net earnings to common shareholders (non-GAAP)	227,916	93,841	430,331	229,048
Preferred stock dividends	29,184	11,046	48,461	26,940
Adjusted net earnings to total shareholders (non-GAAP)	$257,100	$104,887	$478,792	$255,988

Adjusted net earnings to total shareholders (non-GAAP)[1]	$1,028,400	$419,548	$957,584	$511,976

	February 28,		November 30,
	2026	2025	2025	2024
Shareholders' equity (GAAP)	$10,610,845	$10,204,228	$10,574,696	$10,156,772
Less: Goodwill and intangible assets, net	(1,978,652)	(2,037,906)	(2,040,147)	(2,054,310)
Less: Deferred tax asset, net	(493,427)	(507,452)	(459,052)	(497,590)
Less: Weighted average impact of dividends and share repurchases	(112,340)	(67,343)	(244,489)	(157,540)
Adjusted tangible shareholders' equity (non-GAAP)	$8,026,426	$7,591,527	$7,831,008	$7,447,332

Return on adjusted tangible shareholders' equity (non-GAAP)[1]	12.8%	5.5%	12.2%	6.9%

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Adjusted Tangible Book Value and Fully Diluted Shares Outstanding Reconciliation
Reconciliation of book value (shareholders' equity) to adjusted tangible book value and common shares outstanding to fully diluted shares outstanding:

$ in thousands, except per share amounts	May 31, 2026	May 31, 2025
Book value (GAAP)	$10,566,996	$10,305,025
Stock options(1)	114,939	114,939
Goodwill and intangible assets, net(2)	(1,974,240)	(2,060,018)
Adjusted tangible book value (non-GAAP)	$8,707,695	$8,359,946

Voting common shares outstanding (GAAP)	194,145	206,272
Non-voting common shares outstanding (GAAP)	9,247	—
Preferred shares	27,563	27,563
Restricted stock units ("RSUs")	14,251	14,099
Stock options(1)	5,064	5,064
Other	1,758	1,566
Adjusted fully diluted shares outstanding (non-GAAP)(3)	252,028	254,564

Book value per common share outstanding	$51.95	$49.96
Adjusted tangible book value per fully diluted share outstanding (non-GAAP)	$34.55	$32.84

(1)
Stock options added to book value are equal to the total number of stock options outstanding as of May 31, 2026 and 2025 of 5.1 million multiplied by the exercise price of $22.69 on May 31, 2026 and 2025.

(2)	Includes goodwill and intangible assets related to Tessellis which were reclassified to assets held for sale during the first quarter of 2026.
(3)
Fully diluted shares outstanding include vested and unvested RSUs as well as the target number of RSUs issuable under the senior executive compensation plans until the performance period is complete. Fully diluted shares outstanding also include all stock options and the impact of convertible preferred shares if-converted to common shares.

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Notes
1.Return on adjusted tangible shareholders' equity represents a non-GAAP financial measure and is based on full year or annualized amounts. Refer to schedule on page 8 for a reconciliation to U.S. GAAP amounts.
2.Shares outstanding on a fully diluted basis (a non-GAAP financial measure) is defined as common shares outstanding plus preferred shares, restricted stock units, stock options and other shares. Refer to schedule on page 9 for a reconciliation to U.S. GAAP amounts.
3.Adjusted tangible book value per fully diluted share (a non-GAAP financial measure) is defined as adjusted tangible book value (a non-GAAP financial measure) divided by shares outstanding on a fully diluted basis (a non-GAAP financial measure). Refer to schedule on page 9 for a reconciliation to U.S. GAAP amounts.
4.Allocated net interest represents an allocation to Asset Management of certain of our long-term debt interest expense, net of interest income on our Cash and cash equivalents and other sources of liquidity. Allocated net interest has been disaggregated to increase transparency and to present direct Asset Management revenues. We believe that aggregating Allocated net interest would obscure the revenue results by including an amount that is unique to our credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods.
5.Allocated net interest is not separately disaggregated for Investment Banking and Capital Markets. This presentation is aligned to our Investment Banking and Capital Markets internal performance measurement.
6.Asset management fees and revenues include management and performance fees from funds and accounts managed by us, revenue from strategic affiliated asset managers where we are entitled to portions their operating revenues and income based on our ownership interests in the affiliates.
7.Number of trading loss days is calculated based on trading activities in our Investment Banking and Capital Markets and Asset Management business segments, excluding certain Other investments.
8.VaR estimates the potential loss in value of trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7A "Quantitative and Qualitative Disclosures About Market Risk" in our Annual Report on Form 10-K for the year ended November 30, 2025.
9.Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.
10.Tangible shareholders' equity (a non-GAAP financial measure) is defined as shareholders' equity less Intangible assets and goodwill. We believe that tangible shareholders' equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible shareholders' equity, making these ratios meaningful for investors.
11.Leverage ratio equals total assets divided by total equity.
12.Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and intangible assets divided by tangible shareholders' equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.
13.Compensation ratio equals total compensation expense divided by total net revenues. Non-compensation ratio equals total non-compensation expense divided by total net revenues.
14.Includes goodwill and intangible assets related to Tessellis which were reclassified to assets held for sale during the first quarter of 2026.
15.Includes a $35.5 million after-tax write-down of goodwill associated with Tessellis for the six months ended May 31, 2026.

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